Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Domino’s, Inc. of our report dated February 3, 2003, except as to Note 11, which is as of July 24, 2003, relating to the financial statements and our report dated February 3, 2003, relating to the financial statement schedule of Domino’s, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

December 4, 2003